                                                                   EXHIBIT 10.12



                                COMMERCIAL LEASE

 This is a legally binding contract. If not understood, seek competent advice.

               APPROVED BY BIRMINGHAM AREA BOARD OF REALTORS          LEASE FORM
               AMENDED OCTOBER, 1976                                   150-ZSSCO

               STATE OF ALABAMA    )
               Jefferson County    )

               This lease made this 1st day of September 1996 by and between Birmingham S.S.P., Inc. hereinafter called "Lessor", by N/A as agent for the Lessor and by Computer Services Corporation hereinafter called "Lessee";

                    WITNESSETH: That the Lessor does hereby demise and let unto the Lessee the following described premises in the City of Birmingham, Alabama, to-wit:

               Approximately 2,501 square feet of building space (the "Premises") located in the Midtown Center (the "Building"), 1801 First Avenue South, Birmingham, Alabama 35233, said Premises being the Southeast corner of the rentable area on the East half of the fourth floor.

Use Subject to existing easements, if any, and the regulatory laws and ordinances of the political subdivision in which the property is situated, for use and occupation by the Lessee as Office Space

Term and for no other or different use of purpose, for and during the term of 108 Months beginning on First day of September 1996 and ending on the 31st day of October 2005

Rent                In consideration whereof, the Lessee agrees to pay the
               Lessors agent at office of said agent, to the Lessor, at the address set forth in Addendum A hereto, (see Addendum A) on the first day of each month of said term, in advance, as rent for said premises, the sum of (see Addendum A)
                                                 DOLLARS ($_________) per month,
               being at the rate of              DOLLARS ($_________) per annum.

                    Lessee agrees that a Service and Bookkeeping charge of N/A shall become due and payable each and every month that the rent has not been received in the office of N/A by the 10th of the month.

                    Should premises by completed and turned over to Lessee
               either prior to, or after N/A then in that event rent for such fractional month shall be pro-rated, and this lease term shall commence on the first day of the next calendar month.

Quiet               This lease is made upon the following terms, conditions,
Enjoyment      and covenants: The Lessor covenants to keep the Lessee in
               possession of said premises during said term, but shall not be
Condition of   liable for the loss of use by eminent domain nor the failure or
Premises       inability of the Lessee to obtain possession thereof provided the Lessor shall exercise due diligence and effort to place the Lessee in possession. Nothing herein contained shall be construed as a warranty that said premises are in good condition or are fit or suitable for the use or purpose for which they are let. The
               Lessor or Lessor's agent have made no representations or promises with respect to said building or the demised premises except as herein expressly set forth. The Lessee has examined the leased premises and accepts the same.

Roof                Should the roof of the building leak at any time during
               said term, due to no fault on the part of the Lessee, the Lessor will repair the same within a reasonable time after being requested in writing by the Lessee so to do, but in no event shall the Lessor be liable for damages or injuries arising from such defect or the failure to make said repairs after being so notified, except to the extent of the reasonable cost of repairing said roof; nor shall the Lessor be liable for damages or injuries arising from defective workmanship or materials, the Lessee hereby expressly waiving the same. Lessor and its agents, shall not be liable for any deaths, injury, loss or damage resulting from any repair or improvement and undertaken, voluntarily or involuntarily, by or on behalf of, the Lessor, other than willfully wrongful acts of Lessor.

Air                 In the event air conditioning equipment or a part of any air
Conditioning   conditioning equipment is installed on the roof of any building
and Signs      hereby leased, or in the event that the Lessee installs a sign on the roof, then Lessee shall be responsible for repairing any roof leaks, attributable to such installation, during the term of this lease at Lessee's sole cost and expense, but no such air conditioning equipment or sign may be installed until the consent in writing of the Lessor is first had and obtained thereto.

Repairs             Lessor shall not be obligated or required to make any other repairs or do any other work on or about said premises or any part thereof, or the elevators therein, if any, or on or about any premises connected therewith, but not hereby leased, unless and only to the extent herein agree. All other portions of any building hereby leased shall be kept in good repair by Lessee and at the end of the term hereof, the Lessee shall deliver the demised premises to Lessor in good repair and condition, reasonable, wear and tear excepted.

Inspection          However, Lessor reserves the right to enter upon said
and Showing    premises and to make such repairs and to do, such work on or about said premises as Lessor may deem necessary or proper, or that lessor may be lawfully required to make. Lessor reserves the right to visit and inspect said premises at all reasonable times and the right to show said premises to prospective tenants and purchasers, and the right to display "For Sale" and "For Rent" signs on said premises.

FAILURE OF          Should the Lessee fail to make repairs agreed to by him
LESSEE TO      under this lease, the Lessor may enter the premises and make such
REPAIR         repairs and collect the cost thereof from the Lessee as
               additional rent. Except as herein specifically provided, the
SIGNS          Lessee will not make or permit to be made any alterations, additions, improvements or changes in the premises, nor will the Lessee paint the outside of the building or permit the same to be painted without the written consent of the Lessor before work is contracted or let. No signs of any character shall be erected on the roof until the consent thereof in writing is first had and obtained from the Lessor. The consent to a particular alteration, addition, improvement or change shall not be deemed a consent to, nor a waiver of, a restriction against alterations, additions, improvements or changes for the future.

ALTERATIONS         Lessee will replace all plate and other glass, if and when
AND IMPROVE-   broken, and failing so to do the Lessee may replace the same and
MENTS BY       the Lessee will pay the Lessor the cost and expense thereof upon
LESSEE         demand. Lessee will replace all keys lost or broken, and will pay all bills for utilities and services used on said premises.
UPKEEP         Lessee will keep all air conditioning equipment, electric
               wiring, water pipes, water closets, drains, sewer lines and other
COMPLIANCE     plumbing on said premises in such good order and repair and will
WITH LAW       do all repairs, modifications and replacements which may be required by the applicable laws or ordinances. Lessor shall not be liable for any damages caused by, or growing out of, any breakage, leakage, getting out of order or defective conditions of said air conditioning equipment, electric wiring, pipes, water closets, drains, and sewer lines or plumbing, or any of them. Lessee will comply, at all times and in all respects with all the applicable laws and ordinances relating to nuisance, insofar as the building and premises hereby let, and the streets and highways bounding the same, are concerned, and the Lessee will not by any act, or omission render the Lessor liable for any violation thereof. Lessee will not commit any waste of property, or permit the same to be done, and will take good care of said building and said premises at all times.

PUBLIC
LIABILITY
INSURANCE
AND
INDEMNITY

DEFECTS IN          Lessor shall not be liable for any injury or damage caused
PREMISES by, or growing out of, any defect in said building, or its equipment, drains, plumbing, wiring, electric equipment or appurtenances, or in said premises, or caused by, or growing out of fire, rain, wind, leaks, seepage or other cause.

SNOW, ICE,          If the leased premises, or any part thereof, consist of
TRASH first floor space, adjacent upon the street, or ground adjacent to the street, the Lessee will keep the sidewalk, curb and gutter in front thereof or adjacent thereto clean and free from snow, ice, debris and obstructions and will hold the Lessor harmless from all damages or claims arising out of the Lessee's failure to so do.

EVENTS OF           Upon the happening of any one or more of the events as
DEFAULT expressed in this paragraph, the Lessor shall have the right, at the option of the Lessor, to either annul and terminate this lease upon two days written notice to Lessee and thereupon re-enter and take possession of the premises; or the right upon two days written notice to the Lessee to re-enter and re-let said premises, from time to time, as agents of the Lessee, and such re-entry or re-letting or both, shall not discharge the Lessee from any liability or obligation hereunder, except that rents (That is, gross rents less the expense of collecting and handling, and less commission) collected as a result of such re-letting shall be credited on the Lessee's liability up to the amount due under the terms of this lease and the balance, if any, credited to the Lessor. Nothing herein, however, shall be construed to require the Lessor to re-enter and re-let, nor shall anything herein be construed to postpone the right of the Lessor to sue for rents, whether matured by acceleration or otherwise, but on the contrary, the Lessor is hereby given the right to sue therefor at any time after default. The events or default referred to herein are: failure of the Lessee to pay any one or more of the installments of rent, or any other sum, provided for in this lease as and when the same become due, the removal, attempt to remove or permitting to be removed from said premises, except in the usual course of trade, the goods, furniture, effects or other property of the Lessee or any assignee, or sub-tenant of the Lessee; the levy of an execution or other legal process upon the goods, furniture, effects or other property of the Lessee brought on the leased premises or upon the interest of the Lessee in this lease; the filing of a Petition in Bankruptcy, a Petition for an Arraignment or reorganization by or against the Lessee; the appointment of a receiver or trustee, or other court officer, for the assets of the Lessee; the execution of an assignment for the benefit of creditors of the Lessee; the vacation or abandonment by the Lessee of the leased premises or the use thereof for any purpose other than the purpose for which the same are hereby let or (if the rental herein is based in whole or in part on the percentage of Lessee's sales) failure of the Lessee to exercise diligent effort to product the maximum volume of sales; the assignment by Lessee of this lease or the re-letting or sub-letting by the Lessee of the leased premises or any part thereof without the written consent of the Lessor first had and obtained; the violation by the Lessee of any other of the terms, conditions or covenants not set out in this paragraph on the part of the Lessee herein contained and failure of the Lessee to remedy such violation within ten (10) days after written notice thereof is given by the Lessor to the Lessee.

REMOVAL             The Lessee shall not remove any of the goods, wares or
OF GOODS merchandise of the Lessee from said premises other than in the regular course of Lessee's trade or business without having first paid all rent due or to become due under the terms of this lease.

ACCELERA-           Upon termination or breach of this lease or re-entry upon
TION OF        said premises for any one or more of the causes set forth above,
RENT           or upon termination of this lease or re-entry of said premises, the rents provided for in this lease for the balance of the
DEFAULT--      original rental term, or any renewal term or other extended
ATTORNEY       term, and all other indebtedness to the Lessor owed by the
FEE AND        Lessee, shall be and become immediately due and payable at the
COST           option of the Lessor and without regard to whether or not
               possession of the premises shall have been surrendered to or
WAIVER OF      taken by the Lessor. The Lessee agrees to pay Lessor, or on
EXEMPTIONS     Lessor's behalf, a reasonable attorney's fee in the event
               Lessor employs an attorney to collect any rents due hereunder by Lessee, or to protect the interest of Lessor in the event the Lessee is adjudged a bankrupt, or legal process is levied upon the goods, furniture, effects or personal property of the Lessee upon the said premises, or upon the interest of the Lessee in this lease or in said premises, or in the event the Lessee violates any of the terms, conditions, or convenants on the part of the Lessee herein contained. In order to further secure the prompt payments of said rents, as and when the same mature, and the faithful performance by the Lessee of all and singular the terms, conditions and covenants on the part of the Lessee herein contained, and all damages, and costs that the Lessor may sustain by reason of the violation of said terms, conditions and covenants, or any of them, the Lessee hereby waives any and all rights to claim personal property as exempt from levy and sale, under the laws of any State or the United States.

ABANDON-            In the event the Lessee abandons the leased premises before
MENT           the expiration of the term, whether voluntarily or
               involuntarily, or violates any of the terms, conditions, or
RE-LETTING     covenants hereof, the Lessor shall have the privilege at
               Lessor's option of re-entering and taking possession of said premises and leasing all or any portion of said premises for such term and for such use deemed satisfactory to the Lessor, applying each month the net proceeds obtained from said leasing to the credit of the Lessee herein, up to the amount due under the terms of this lease and the balance to the Lessor and, said leasing shall not release the Lessee from liability hereunder for the rents reserved for the residue of the term hereof, but Lessee shall be responsible each month for the difference, if any, between the net rents obtained from such leasing and the monthly rent reserved hereunder, and said difference shall be payable to the Lessor on the first day of each month for the residue of the term hereof.

RE-ENTRY,           No re-entry hereunder shall bar the recovery of rent or
ETC., NO BAR   damages for the breach of any of the terms, conditions, or covenants on the part of the Lessee herein contained. The receipt of rent after breach or condition broken, or delay on the part of Lessor to enforce any right hereunder, shall not be deemed a waiver of forfeiture, or a waiver of the right of the Lessor to annul the lease or to re-enter said premises or to re-let the same, or to accelerate the maturity of the rents hereunder.

Reinstate-           If this lease is terminated by the Lessor for any reason,
ment including non-payment or rent, and the Lessee pays the rent, attorneys' fees and other charges and thus makes himself current, and/or remains or continues to be in possession of the leased premises or any part thereof, with the Lessor's consent, this lease will be considered reinstated, and will continue in effect as though it had not been terminated.

Improve-             All improvements and additions to the leased premises shall
ments and       adhere to the leased premises, and become the property of the
Additions       Lessor, with the exception of such additions as are usually
Property of     classed as furniture and trade fixtures; said furniture and
Lessor          trade fixtures are to remain the property of the Lessee, and may be removed by the Lessee two (2) weeks prior to the expiration of this lease, provided all terms, conditions and covenants of within contract have been complied with by Lessee and provided said Lessee restores the building and premises to its original condition, normal wear and tear excepted, except as may otherwise be provided in Addendum A.

Fire &               In the event of the total destruction of, or partial damage
Other          to, the buildings upon the demised premises by fire or other
Casualty       casualty, Lessor shall proceed with due diligence and dispatch to repair and restore the buildings to the conditions to which they existed immediately prior to the occurrence of such casualty, at Lessor's cost and expense, provided such cost does not exceed the proceeds of insurance collected on the buildings, by reason of such casualty, the application of which insurance proceeds are not prohibited, by reason of any mortgage provision, from being used toward the cost of restoration and repairing the same;
               provided, further, that if the unexpired portion of the term or any extension thereof shall be two (2) years or less on the date of such casualty and the cost of such repair or restoration exceeds twenty percent (20%) of the then replacement value of said damaged leased premises, as estimated by two or more reputable contractors, Lessors may by written notice to the Lessee, within thirty (30) days after the occurrence of such casualty, terminate this lease. If Lessor exercises the above right to terminate this lease and Lessee elects to exercise an option of renewal privilege which Lessee may have under this lease, which if exercised, would extend the unexpired term beyond two (2) years. Lessee may void such above notice of Lessor's right to terminate this lease by exercising such option renewal privilege within such thirty (30) day period. If the insurance proceeds are insufficient to effect such restoration or repairs, Lessor at its option may cancel this lease by written notice to Lessee within thirty (30) days after the occurrence of such casualty.

                     In the event the repairing and restoring of the buildings
               can not be completed within four (4) months after the date of occurrence of such casualty, as estimated by two or more reputable contractors, the Lessee shall have the right to terminate this lease upon giving written notice to Lessor within thirty (30) days from the date of occurrence of said casualty. From the date of such damage or destruction until said building has been substantially repaired or restored, an equitable abatement of rent shall be allowed the Lessee.

Transfer or          Each and every transfer or assignment of this lease, or any
Assignment,     interest therein, and each and every sub-letting of said
Conditions      premises, or any part thereof, or any interest therein, shall be null and void, unless the written consent of the Lessor be first
Lease           obtained thereto. As a condition precedent to the obtaining of
Assignment      such consent, the assignee or sub-lessee must assume, in
Fee Clause      writing, all the obligations of the Lessee hereunder, but such assumption shall not operate to release the Lessee from any agreement or understanding on the part of the Lessee expressed or implied in this lease.

Notices and          All notices and demands authorized or required to be given
Demands to the Lessee under any provision hereof must be in writing, and may be delivered to the Lessee in person or left on or in the leased premises or shall be conclusively deemed to have been delivered to the Lessee if the same be deposited in the United States mail addressed to the Lessee at the leased premises, with the proper postage affixed thereto. All notices herein authorized are required to be given to the Lessor may be given by certified mail, addressed to the Lessor at the address of the Lessor shown on page 1 of this lease, or in care of the Lessor's rental agent at that time authorized by the Lessor to service this lease, and said notices must be in writing.

Agents
Commission
Agreement

Agents
Repair and
Improve-
ment

Lessee Will          Lessee will indemnify and hold Lessor and Lessor's agent
Hold            free and harmless from all demands, claims and suits or expenses
Harmless        caused by any default committed hereunder on the part of the
                Lessee. Lessee will further indemnify and save harmless Lessor and Lessor's agent from any loss, cost, damage and/or expenses caused by injuries to persons or property while in, on or about the demised premises, not attributable to the willfully wrongful act of the Lessor or Lessor's agent. Any property stored in the demised premises shall be at the sole risk of Lessee.

Waiver of            Neither Lessor nor Lessee shall be liable to the other for
Subrogation     any loss or damage from risks ordinarily insured against under
Rights          fire insurance policies with extended-coverage endorsements, irrespective of whether such loss or damage results from their negligence or that of any of their agents, servants, employees, licensees or contractors to the extent that such losses are covered by valid and collectable insurance on the property at the time of the loss.

Holdover             Should the Lessee continue to occupy the premises after the expiration of the said term or after a forfeiture incurred, whether with or against the consent of the Lessor, such tenancy shall be a tenancy at sufferance and in no event a tenancy from month to month, or from year to year.

Non-                 The failure of the Lessor to insist, in any one or more
Waiver instances, upon a strict performance of any of the covenants of this lease, or to exercise any option herein contained, shall not be construed as a waiver, or a relinquishment for the future, of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by the Lessor of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by the Lessor of any provision hereof shall be deemed to have been made unless expressed in writing, and signed by the Lessor.

Non-Waiver          If all or any part of the demised premises is taken by
Eminent        eminent domain ("eminent domain" shall include the exercise of
Domain and     any similar power of taking, and any purchase or acquisition in
Condem-        lieu of condemnation), or in the event the improvements are
nation         ordered torn down or removed by lawful authority,
               then the term of this lease shall cease as of the date possession shall be taken by the condemning authority, or as of the date improvements are ordered torn down or removed, whichever may be applicable, with the rent to be apportioned as of the date of such taking or of such order, as the case may be; provided, however, if as a result of a partial taking of the demised premises by eminent domain, the ground floor area of the building forming a part of the demised premises is reduced by not more than twenty-five percent (25%), the Lessor may elect to continue the term of this lease and to restore, at Lessor's expense, the remaining premises to a complete architectural unit with storefront, signs and interior of equal appearance and utility as they had previous to the taking, but there will be prorata reduction of the rent payable each month. The Lessor shall be deemed to have exercised its said option to restore the premises unless, within 30 days after the date of taking, the Lessor shall notify the Lessee in writing of its election to terminate this lease. The Lessor shall be entitled to receive all of the proceeds of any total or partial taking of the demised premises by eminent domain, including any part of such award as may be attributable to the unexpired leasehold interest or other rights of the Lessee in the premises, and the Lessee hereby assigns, and transfers to the Lessor all of the Lessee's right to receive any part of such proceeds.

Clean              The Lessee hereby agrees that upon the expiration or prior
Premises       termination of this lease, the Lessee will promptly remove from
Upon           the leased premises all signs, trash, debris and property of the
Termina-       Lessee, and the Lessee will leave the floors, stairs,
tion, etc.     passageways, elevator and shafts as clean as it is possible to clean them by means of the use of broom and shovel.

Taxes and
Insurance


Addendum           This lease consists of Four (4) pages together with an
Clause Addendum of Four (4) pages which is attached hereto, initialed by the parties and incorporated in this lease by reference. In case of conflict between the printed portion of this lease and the Addendum, the terms of the Addendum shall prevail.


                   It is understood and agreed by the parties hereto that this lease shall be binding upon the Lessee, its executor, administrator, heirs, assigns or successor.

                FURTHER TERMS AND CONDITIONS MADE A PART HEREOF

                                 SEE ADDENDUM A


                    IN WITNESS WHEREOF, the Lessor and the Lessee have
               respectively executed these presents this day of OCTOBER 1, 1996

Agent                                        Birmingham S.S.P., Inc.

                                             /s/ James Milton Johnson
                                             -------------------------- (Lessor)
                                             James Milton Johnson
                                             President


Witness for Lessor:

/s/
-------------------------

                                             /s/                          (L.S.)
                                             ------------------------------
                                             Computer Services Corp. Lessee

                                             CFO


Witness for Lessee:



-------------------------

                                                                         (L.S.)
                                             ----------------------------
                                                                   Lessee

                             ADDENDUM A T0 SUBLEASE

         Dated as of September 1, 1996, by and between BIRMINGHAM S.S.P., INC. AND COMPUTER SERVICES CORPORATION.


         1. Parties and Factual Background. It is specifically recognized and understood that Birmingham S.S.P., Inc. does not own fee simple title to the demised premises, but, instead, leases such property by virtue of a Lease Agreement between HRT of Alabama, Inc. and Birmingham S.S.P., Inc., dated as of June 1, 1993 (the "Lease Agreement"). In entering into this Commercial Lease, Birmingham S.S.P., Inc. is doing so as sublessor and Computer Services Corporation is doing so as sublessee, even though they are referred to in this document as the Lessor and Lessee, respectively.

         2. Rental Rate. Lessee agrees to pay to Lessor on the first day of each month of the Term, in advance, as rent for said premises the following:


                           (a)      for the period beginning on September 1,
1996, through October 31, 2005, the following amounts ("Monthly Base Rent"):
Two Thousand Five Hundred Forty-Eight and 94/100 Dollars ($2,548.94).

                           (b)      Effective on each Adjustment Date (as
defined below), Monthly Base Rent (excluding Operating Expenses, as defined below) shall be increased by the lessor of (I) four percent (4%) or (ii) the percentage increase in the latest Consumer Price Index on the Adjustment Date over the Consumer Price Index twelve months earlier.

         3. Additional Rent. During any Adjustment Year (as defined below) in which Operating Expenses exceed $1.98 per square foot in the aggregate ("Aggregate Operating Expenses") for that Adjustment Year, Lessee shall pay, as additional rent, Lessee's Pro Rata share (amortized on a monthly basis) of the Operating Expenses for the Adjustment Year which exceed $1.98 per square foot. Attached as Exhibit B are the elements and amounts of current Operating Expenses.

         4. Definitions. The following words and phrases shall have the following meanings:

                                   (a)       "Adjustment Date" shall mean
September 1, 1997 and each anniversary date of said day during the term.

                                   (b)       "Adjustment Year" shall mean the
twelve months consisting of the calendar month in which an Adjustment Date occurs plus the next eleven months.

                                   (c)       "Operating Expenses" shall mean
all costs, expenses and disbursements of every kind and nature which Lessor shall pay or become obligated to pay in connection with the management, operation, maintenance, replacement and repair of the Building, all improvements and land on which the Building is situated, all ad valorem taxes, special assessments and rental taxes, and the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in connection with the Common Areas (as defined below). Operating Expenses shall not include the following: costs of improvement of the premises and the premises of other tenants of the Building; charges for depreciation of the buildings and improvements; interest and principal payments on mortgages; ground rental payments, real estate brokerage and leasing commissions; expenses incurred in enforcing obligations of other tenants of the Building; any expenditures for which Lessor has been reimbursed (other than pursuant to rent adjustment and escalation provisions provided in leases); and capital improvements.

                                    (d)      "Lessee's Pro Rata Share" shall
mean a ratio equal to Lessee's percentage share of the total square footage of the building leased during the Adjustment Year.

                                    (e)      "Common Areas" shall mean all
areas, improvements, space, equipment and special services in, at, or contiguous to the Building provided by Lessor for the common or joint use and benefit of tenants, and invitees, including without limitation all parking areas, driveways, entrances and exits.

                                    (f)      "Consumer Price Index" shall mean
the Consumer Price Index for All Urban Consumers, All Items (1967-100), published by the United States Department of Labor, Bureau of Labor Statistics. If said Consumer Price Index is discontinued or is unavailable, Lessor will substitute a comparable index reflecting changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency, bank or other financial institution, or any recognized authority.

         5. Projections. For purposes of calculating Operating Expenses for any Adjustment Year, Lessor may make reasonable estimates, forecasts or projections (collectively, the "Projections") of Operating Expenses for such Adjustment Year. Lessor shall deliver to Lessee a written statement setting forth the Projections of Operating Expenses for the Adjustment Year in which such Adjustment Date occurs and providing a calculation of the increase in installments of Additional Rent to become effective as of said Adjustment Date; provided, however, that the failure of Lessor to provide any such statement shall not relieve Lessee from its obligation to continue to pay Additional Rent at the rate then in effect under this Lease, and if and when Lessee receives such statement from Lessor, Lessee shall pay any increases in Additional Rent reflected thereby effective retroactively to the most recently preceding Adjustment Date.

         6. Fixtures and Interior Alterations. Lessee, at its own expense and with the prior written approval of Lessor, may from time to time during the term of this lease make interior alterations, additions, improvements and modifications in and to the demised premises which do not adversely affect the structural integrity thereof; provided, however, that all such alterations, additions, improvements and modifications shall be made in a good, workmanlike manner and in accordance with all valid requirements of municipal or other governmental authorities and no additions, alterations, improvements or modifications will be made that change the character of the demised premises to such extent that it no longer constitutes "property" listed in the National Register of Historic Places within the meaning of the statute codified in Code of Alabama 1975, Title 41 Chapter 10, Article 5, as amended and supplemented and at the time in force and effect (the "Act"). All permanent improvements shall belong to Lessor and become a part of the premises upon termination or expiration of this lease.

         7. Mechanics' Liens. Lessor will not be liable for any labor or materials furnished to Lessee on credit, and no mechanics' or other liens for any such labor or materials shall attach to or affect the reversion or other estate or interest of Lessor in and to the premises. Lessee shall indemnify and save Lessor and/or its agents harmless from and against any liability, damages, claims or costs arising from the imposition of any such lien.

         8. Subordinate. Lessee agrees that this lease shall at all times be subject and subordinate to the Permitted Encumbrances as that term is defined in the Mortgage and the Lease Agreement, including, without limitation, the Mortgage, the Lease Agreement and the Conservation Easement, and Lessee agrees to execute any instrument as may be required to effectuate such subordination.

         9. Preparation for Occupancy. Prior to the commencement of the term, the Lessee, at its own expense and cost, shall alter and fix up the premises for occupancy.

         10. Public Liability Insurance and Indemnity. Lessee shall during the entire term of this Lease, at Lessee's own expense, keep in force by advance payment of premiums comprehensive general liability insurance against liability for personal or bodily injury to or death of persons and for damage or loss of property occurring on or about the demised premises in the minimum amount of One Million Dollars ($1,000,000) for injury to or death of one person or as the result of one occurrence, and not less than Two Million Five Hundred Thousand Dollars ($2,500,000) for injury to or death of more than one person as the result of one occurrence, and for damage to property in the amount of One Million Dollars ($1,000,000) or single limit of Two Million Five Hundred Thousand Dollars ($2,500,000) insuring Lessee, Lessor, Lessor's agents, servants and employees (as an additional assured), and the Authority against any liability that may accrue against them or any of them on account of any occurrence in or about the demised premises during the term or in consequence of Lessee's occupancy thereof and resulting in personal injury or death or property damage. All policies evidencing the insurance required by the terms of this paragraph shall be taken out and maintained in generally recognized responsible insurance companies, qualified under the laws of the State of Alabama to assume the respective risk undertaken, shall contain an agreement on the part of the insurer issuing such policy that the same shall not be canceled, terminated or permitted to lapse by such insurer unless thirty (30) days prior written notice of such cancellation, termination or lapse in coverage shall have been given to the Lessor and Mortgagee, and may be written with co-insurance provisions and deductible amounts comparable to those applicable to similar policies carried by persons engaged in businesses of like size and type as the Lessee.

         11. Condition of Premises. No agreement of Lessor to alter, remodel, decorate, clean or improve the Premises, the Building, or the Common Areas and no representation regarding the condition of the Premises, the Building, or the Common Areas has been made by or on behalf of Lessor to Lessee, except as stated in this Commercial Lease.

         12. Services Provided by Lessor. Lessor shall provide the following services:

                            (1)    city water from the regular Building
                                   fixtures for drinking, lavatory and toilet purposes only;

                            (2) customary cleaning, snow removal, and trash removal in the Common Areas;

                            (3) window washing of windows in the Premises, inside and outside at reasonable intervals as determined by Lessor; and

                            (4) adequate passenger elevator service in common with other tenants of the Building;

                            (5)    pest control and extermination services;

                            (6) elevator maintenance and maintenance for the elevator emergency telephones;

                            (7)    city sewer services; and

                            (8)    electricity for the common areas.

         13. Maintenance by Lessor. Lessor, at its expense, shall maintain and make necessary repairs to the structural and mechanical elements and exterior windows of the Building and the Common Areas. Lessor shall not be responsible for the maintenance, repair or replacement of any systems which are located within the Premises and are supplemental or special to the Building's standard systems, whether installed by Lessor at Lessee's request or by Lessee with Lessor's permission. The cost of performing any of said maintenance or repairs caused by the negligence of Lessee, its employees, agents, servants, licensees, contractors or invitees, or the failure of lessee to perform its obligations under this Commercial Lease, shall be paid by Lessee, except to the extent of insurance proceeds, if any, actually collected by Lessor with regard to the damage necessitating such repairs.

         14. Maintenance by Lessee. Lessee, at its expense and at all times, shall provide all cleaning, plumbing and electrical service and maintenance, garbage and trash removal, repairs and preventive maintenance (including repairs and maintenance of heating, ventilation and air conditioning system servicing the Premises) necessary to keep and maintain the Premises in good order, condition and repair and in accordance with all applicable legal, governmental and quasi-governmental requirements, ordinances and rules (including the Board of Fire Underwriters and Public Health Department or similar bodies). All utilities except water and sewer will be metered separately and will be the responsibility of the Lessee. Lessee shall pay all utility bills promptly.

         15. Maintenance of Common Area. The Common Areas shall at all times be subject to the exclusive control, management, operation and maintenance of Lessor. Lessor shall have the right from time to time to establish, modify and enforce rules and regulations with respect to the Common Areas. Lessee agrees to comply with such rules and regulations, to cause its agents, contractors and employees to so comply and to use its best efforts to cause its customers, invitees, suppliers and licensees to so comply. Lessor shall have the right to construct, maintain and operate lighting and facilities in and on the Common Areas; to policy the same; to close temporarily all or any part of the parking areas or parking facilities; and to do and perform such other acts in and to the Common Areas as, in the exercise of good business judgement, Lessor shall determine to be advisable.

         16. Parking. Lessee shall not be assigned on-site parking spaces under this Lease.

         17. Lessee Hazardous Substance Identification and Warranty. The Lessee (together with his successor and assigns) warrants and represents that no pollutants, hazardous wastes or other toxic or hazardous substances, as defined under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Resource and Conservation and Recovery Act ("RCRA"), or any other federal, state, or local statute, ordinance, or regulation relating to protection of the environment that has been or shall be discharged, dispersed, released, disposed of, or allowed to escape (whether intentional, accidentally, or unintentionally and whether suddenly or otherwise), stored, treated or generated on, in, or around the premises.

                  The Lessee's operations are in compliance with all applicable federal, state, and local statutes, laws, and regulations. Copies of any notice served on the Lessee by any entity, governmental body, or individual claiming any violation of any laws, regulations, or ordinances regarding environmental damage will be forwarded to the Lessor within three days of their receipt.

                  The Lessee agrees to defend, indemnify, and hold harmless the Lessor, its Partners, Officers, Employees, Licensees, Successors, and assigns from and against any and all claims, demands, judgments, demands for contributions, settlements, damages, actions, cause of actions, injury, administrative orders, consent agreement and orders, liabilities, penalties, costs, including without limitation, expenses of any cleanup, removal, or remedial action, and all expenses of any kind whatsoever, including claims arising out of loss of life, injury to persons, property or business or damage to natural resources, in connection to the premises or any activities related to the Lessee. The Lessee shall bear, pay, and discharge when as the same shall become due and payable, any and all such judgments or claims for damages, penalties, or otherwise against the Lessor described in this paragraph. In addition, the Lessee shall hold the Lessor harmless for those judgments or claims and shall assume the burden and expense of defending all suits, administrative proceedings, and negotiations of any description.

                             EXHIBIT B TO SUBLEASE


Operating Budget (8-1-96 to 7-31-97)                                $249,110.00

Square Footage Leased                                                   125,509

Operating Expenses Per Square Foot                                        $1.98

                             RULES AND REGULATIONS


     1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Lessee or used for any purpose other than ingress and egress to and from the demised premises.

     2. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of the Lessor. (No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the demised premises, without the prior written consent of the Lessor. Such awnings, projections, curtains, blinds, shades, screens, or other fixtures must be of a quality type, design and color, and attached in the manner approved by the Lessor).

     3. No sign, advertisement, notice, or other lettering shall be exhibited, inscribed, painted or affixed by any Lessee on any part of the outside or inside of the demised premises or building without the prior written consent of the Lessor. In the event of the violation of the foregoing by any Lessee. Lessor may remove same without any liability, and may charge the expense incurred by such removal to the Lessee or Lessees violating this rule. Interior signs on doors and directory tables shall be inscribed, painted or affixed for each Lessee by the Lessor at the expense of such Lessee, and shall be of a size, color and style acceptable to the Lessor.

     4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways, or other public places in the building shall not be covered or obstructed by any Lessee, nor shall any bottles, parcels or other articles be placed on the windowsills.

     5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the building, nor placed in the halls, corridors, or vestibules without the prior written consent of the Lessor.

     6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweeping, rubbish, rugs, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Lessee who, or whose servants, employees, agents, visitors, or licensees shall have caused the same.

     7. No lessee shall mark, paint, drill into or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with prior written consent of the Lessor, and as it may direct. No Lessee shall lay linoleum, or other similar floor coverings, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

     8. No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the premises, and no cooking shall be done or permitted by any Lessee on said premises. No Lessee shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the demised premises.

     9. No space in the building shall be used for manufacturing, for the storage of merchandise or for the sale of merchandise, goods, or property of any kind at auction without written consent of Lessor.

     10. No Lessee shall make or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this, or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No Lessee throw anything out of the doors, windows, or skylights, or down the passageways.

     11. No Lessee, nor any of the Lessee's servants, employees, agents, visitors, or licensees shall at any time bring or keep upon the demised premises any inflammable, combustible, or explosive fluid, chemical, or substance.

     12. No additional locks or bolts, of any kind, shall be placed upon any of the doors or windows by any Lessee, nor shall any changes be made in existing locks or the mechanism thereof. Tenants shall not have any duplicate keys made. The Lessor will furnish to the Lessee, free of charge, two keys to each corridor door entering space rented under this lease. All additional keys required must be ordered through the agents of the Lessor, for which the Lessee shall pay to the said agents One Dollar ($1.00) each on delivery. If Lessee vacates the space covered by this lease, or any additional space rented in connection herewith, all keys, whether furnished free by the Lessor or said agents, or paid for by the Lessee, shall be the property of the Lessor, and shall be returned to said agents, and in case all keys are not so returned, the Lessee shall pay to the said agents One Dollar ($1.00) each for all such keys.

     13. All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which the Lessor or its agents may determine from time to time. The Lessor reserves the right to prescribe the weight and position of all safes, and files, which must be placed upon strips to distribute the weight. The moving of safes or other fixtures or bulky matter of any kind must be made upon previous notice to the Superintendent of the building and under his supervision.

     14. No Lessee shall occupy or permit any portion of the premises demised to him to be occupied for the possession, storage, manufacture, or sale of liquor, narcotics, dope, or tobacco in any form.

     15. Any person employed by any Lessee, with the Lessor's consent, to do janitor work, shall, while in said building and outside demised premises, be subject to, and under the control and direction of, the Superintendent of said building (but not as agent or servant of said Superintendent or of the Lessor).

     16. Landlord shall maintain a directory board in the lobby of the Building and shall list thereon the names that Tenant may request from time to time during the term of this lease, provided that Tenant's listing does not exceed ____ lines. Landlord shall have the right to impose a reasonable charge for any initial or additional directory listings.

     17. The premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

     18. The request of Lessees for services will be considered only upon application at the office of the building. Employees shall not perform work or do anything outside of their regular duties, unless under special instructions from the office of the Lessor.

     19. Canvassing, soliciting, and peddling in the building is prohibited and each Lessee shall cooperate to prevent the same.